UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2020

GREEN ENVIROTECH HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

241 S. Lander Street, Suite 203
Seattle, WA	98134
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(209) 605-1180

1400 Mt. Jefferson Rd., Suite 7-172

West Jefferson, NC 28694

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01—OTHER EVENTS

Green EnviroTech Holdings Corp. (the “Company”) is filing this Current Report on Form 8-K to indicate its reliance on the Order of the United States Securities and Exchange Commission (Release No. 34-88465) in connection with the Company’s Annual Report on Form 10-K for the quarter ended December 31, 2019, as a result of the circumstances set forth below.

The President and CEO of the Company is in the Philippines and can’t get out. He is recovering from a stay in the hospital while there with pneumonia and the flu. He still has symptoms and is not allowed to fly due to restrictions as a result of COVID-19. He is needed to compose information required in the 10-K and to discuss same with the auditors. In addition, we have moved our corporate headquarters to Seattle at the first of the year before the spread of the virus. This led to further delays and an inability to coordinate with our new accountants due to the virtual shutdown of the City of Seattle. The need for the extension is critical for us as the impact of COVID-19 has hampered our ability to file the annual report on Form 10-K. Additionally, we expect that our annual report will include the following additional risk factor:

The effects of COVID-19 and lower oil prices may make it more difficult for us to raise capital.

Many of our future clients are expected to be large oil refineries. Due to the coronavirus and the recent drop in oil prices, many of them have either stopped production or scaled their production back dramatically. Although we have not completed any facilities, the critical capital investment we need is reliant upon these refineries contractually agreeing to accept the oil we expect to produce. Without this, our capital sources may not be available which would limit our ability to implement our business plan.

Accordingly, in reliance upon the Order, the Company expects to file its Annual Report on Form 10-K approximately 45 days after March 30, 2020.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: March 27, 2020	By:	/s/ Gary DeLaurentiis
Gary DeLaurentiis, Chief Executive Officer

3